UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 3, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company confirms that it holds an amount of 764,578,960 "free trading" shares of Hunt Gold Corporation (HGLC.PK) Common Stock as at November 3, 2008.

The present trading price of Hunt Gold Corporation (HGLC.PK) Common Stock is US$0.0004 per share, valuing this holding in the amount of US$305,832. This substantial reduction in the value of your Company's stockholding in Hunt Gold Corporation (HGLC.PK) Common Stock was caused by an unwarranted and substantial fall in the price of Hunt Gold Corporation (HGLC.PK) Common Stock over the past week.

The Company will not dispose of any of these remaining shares of Hunt Gold Corporation (HGLC.PK) Common Stock in the market. This is based upon an agreement between the Company and Hunt Gold Corporation (HGLC.PK). This action has been supported by the Lender to the Company who holds a significant position in Hunt Gold Corporation (HGLC.PK) Common Stock. The Company has not disposed of any shares at any time, in Hunt Gold Corporation (HGLC.PK) in the market.

The Management of your Company and the Lender to the Company are both are in full agreement that Hunt Gold Corporation (HGLC.PK) Common Stock is now very significantly undervalued and now have absolutely no doubts whatsoever that the Company's investment in Hunt Gold Corporation (HGLC.PK) Common Stock remains an extremely solid and very sound investment for the Company. The Company is committed to remain as a long term stockholder in Hunt Gold Corporation (HGLC.PK).

Based upon the aforegoing facts, the Company confirms that it has reached an agreement with the Lender whereby funds will be advanced to the Company to meet all ongoing costs and to pay for costs in respect of the distribution and the payment of the Extraordinary Dividend.

The Lender has agreed that these loans will be of an unsecured long term nature and that it will no longer require the Company to settle loans advanced through the transfer of shares held by the Company in Hunt Gold Corporation (HGLC.PK) Common Stock. The Lender has agreed with the Company's Management that the Company must retain their shares in Hunt Gold Corporation (HGLC.PK) Common Stock primarily to make the Company a more attractive candidate for a Reverse Merger in the future and because of the inherent value of these shares in Hunt Gold Corporation (HGLC.PK) Common Stock.

The Lender is extremely supportive at this time and all previous conditions set by the lender namely (a) the Company being relocated to the Grey Market or (b) Hunt Gold Corporation (HGLC.PK) shares of Common Stock were to be considerably devalued by the market or (c) the Lender lost confidence in the Management of the Company; have been set aside by the Lender and the Company now enjoys the Lender's full and unconditional support.

The Management of your Company concurs with the Lender that stockholder interests are of paramount importance and that the payment of the outstanding Stock Dividends as well as the forthcoming Extraordinary Stock Dividend are vital to the restoration of the Company's credibility and as to its ability to attract a Reverse Merger candidate in the first quarter of 2009.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

November 3, 2008	By:	/s/ Alan Santini
Alan Santini
Company Secretary

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